Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

GS Finance Corp. $2,075,000 Basket-Linked Notes due 2023 guaranteed by The Goldman Sachs Group, Inc.

The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (December 13, 2023) is based on the performance of an unequally-weighted basket comprised of the common stock or common shares (basket stocks) of 109 companies as measured from the trade date (November 11, 2022) to and including the determination date (December 11, 2023). For a full list of the basket stocks, see page S-3.

The initial basket level is 100 and the final basket level will equal the sum of the products, as calculated for each basket stock, of: (i) its final stock price on the determination date divided by its initial stock price multiplied by (ii) its initial weighted value set forth on page S-3.

If the final basket level on the determination date is greater than the initial basket level, the return on your notes will be positive and will equal the basket return. If the final basket level is less than the initial basket level, the return on your notes will be negative and will equal the basket return.

To determine your payment at maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level. At maturity, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:

•	if the basket return is positive (the final basket level is greater than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return; or
•

if the basket return is zero or negative (the final basket level is equal to or less than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page S-21.

The estimated value of your notes at the time the terms of your notes are set on the trade date is equal to approximately $985 per $1,000 face amount, which is less than the original issue price. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date: November 18, 2022	Original issue price: 99.95% of the face amount
Underwriting discount: 0.82% of the face amount	Net proceeds to the issuer: 99.13% of the face amount

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Prospectus Supplement No. 8,239 dated November 11, 2022.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially.  We may decide to sell additional notes after the date of this prospectus supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale.  Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $985 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $4.5 per $1,000 face amount).

Prior to February 11, 2023, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through February 10, 2023). On and after February 11, 2023, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc.  This prospectus includes this prospectus supplement and the accompanying documents listed below.  This prospectus supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

•Prospectus supplement dated March 22, 2021

•Prospectus dated March 22, 2021

The information in this prospectus supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this prospectus supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

Terms AND CONDITIONS

CUSIP / ISIN: 362273BU7 / US362273BU72

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Basket: an unequally weighted basket comprised of the 109 basket stocks

Basket stocks (each individually, a basket stock): the 109 common stocks or common shares listed below; for each basket stock, its current Bloomberg ticker, basket stock issuer, type of security, current primary listing, initial weight in the basket, initial weighted value and initial price are set forth below:

Basket Stock	Current Bloomberg Ticker	Type of Security	Current Primary Listing	Initial Weight in the Basket	Initial Weighted Value	Initial Stock Price (USD)
Alexandria Real Estate Equities, Inc.	ARE	Common Stock	New York Stock Exchange	0.80%	0.80	$150.98
Altice USA, Inc.	ATUS	Class A Common Stock	New York Stock Exchange	0.31%	0.31	$5.22
Ameren Corporation	AEE	Common Stock	New York Stock Exchange	0.84%	0.84	$83.32
Ames National Corporation	ATLO	Common Stock	Nasdaq Capital Market	0.01%	0.01	$22.59
Arrow Financial Corporation	AROW	Common Stock	Nasdaq Global Select Market	0.03%	0.03	$34.99
ASGN Incorporated	ASGN	Common Stock	New York Stock Exchange	0.65%	0.65	$89.40
Avalo Therapeutics, Inc.	AVTX	Common Stock	Nasdaq Capital Market	0.01%	0.01	$5.80
BJ's Wholesale Club Holdings, Inc.	BJ	Common Stock	New York Stock Exchange	1.84%	1.84	$76.13
Black Knight, Inc.	BKI	Common Stock	New York Stock Exchange	0.93%	0.93	$58.58
BOK Financial Corp	BOKF	Common Stock	Nasdaq Stock Market LLC	0.64%	0.64	$104.44
Boyd Gaming Corporation	BYD	Common Stock	New York Stock Exchange	1.97%	1.97	$59.27
Brinker International, Inc.	EAT	Common Stock	New York Stock Exchange	1.57%	1.57	$33.29
Builders FirstSource, Inc.	BLDR	Common Stock	New York Stock Exchange	0.79%	0.79	$65.88
CACI International Inc	CACI	Common Stock	New York Stock Exchange	1.24%	1.24	$289.12
Calyxt, Inc.	CLXT	Common Stock	Nasdaq Global Market	0.01%	0.01	$0.138
CareTrust REIT, Inc.	CTRE	Common Stock	Nasdaq Stock Market LLC	0.45%	0.45	$19.82
Cass Information Systems, Inc.	CASS	Common Stock	Nasdaq Global Select Market	0.05%	0.05	$42.38
Central Garden & Pet Company	CENT	Common Stock	Nasdaq Stock Market LLC	0.06%	0.06	$43.13
Central Garden & Pet Company	CENTA	Class A Common Stock	Nasdaq Stock Market LLC	0.19%	0.19	$40.67
Charter Communications, Inc.	CHTR	Class A Common Stock	Nasdaq Stock Market LLC	0.75%	0.75	$394.40
Community Bank System, Inc.	CBU	Common Stock	New York Stock Exchange	0.40%	0.40	$65.31
Construction Partners, Inc.	ROAD	Class A Common Stock	Nasdaq Stock Market LLC	0.21%	0.21	$30.88
Continental Resources, Inc.	CLR	Common Stock	New York Stock Exchange	4.77%	4.77	$74.18
CSX Corporation	CSX	Common Stock	Nasdaq Global Select Market	1.37%	1.37	$31.94
Cytomx Therapeutics Inc	CTMX	Common Stock	Nasdaq Global Select Market	0.02%	0.02	$1.29
Daily Journal Corporation	DJCO	Common Stock	Nasdaq Stock Market	0.01%	0.01	$275.00
Deciphera Pharmaceuticals, Inc.	DCPH	Common Stock	Nasdaq Global Select Market	0.19%	0.19	$16.37
Devon Energy Corporation	DVN	Common Stock	New York Stock Exchange	2.50%	2.50	$71.80
Diamondback Energy, Inc.	FANG	Common Stock	Nasdaq Stock Market LLC	4.10%	4.10	$164.35

Donegal Group Inc.	DGICA	Class A Common Stock	Nasdaq Global Select Market	0.01%	0.01	$15.28
Eagle Bancorp, Inc.	EGBN	Common Stock	Nasdaq Stock Market LLC	0.18%	0.18	$46.37
Earthstone Energy, Inc.	ESTE	Class A Common Stock	New York Stock Exchange	0.09%	0.09	$16.87
EastGroup Properties, Inc.	EGP	Common Stock	New York Stock Exchange	0.97%	0.97	$160.60
Ennis, Inc.	EBF	Common Stock	New York Stock Exchange	0.08%	0.08	$22.26
ESSA Bancorp, Inc.	ESSA	Common Stock	Nasdaq Stock Market LLC	0.01%	0.01	$20.895
Essential Utilities, Inc.	WTRG	Common Stock	New York Stock Exchange	0.37%	0.37	$46.57
Evans Bancorp, Inc.	EVBN	Common Stock	NYSE American LLC	0.01%	0.01	$37.87
First Citizens BancShares, Inc.	FCNCA	Class A Common Stock	Nasdaq Global Select Market	0.85%	0.85	$832.23
Forestar Group Inc.	FOR	Common Stock	New York Stock Exchange	0.03%	0.03	$13.82
FutureFuel Corp.	FF	Common Stock	New York Stock Exchange	0.04%	0.04	$8.26
Genworth Financial, Inc.	GNW	Class A Common Stock	New York Stock Exchange	0.62%	0.62	$4.73
Global Industrial Company	GIC	Common Stock	New York Stock Exchange	0.06%	0.06	$25.63
Granite Construction Incorporated	GVA	Common Stock	New York Stock Exchange	0.24%	0.24	$33.64
Hawkins, Inc.	HWKN	Common Shares	Nasdaq Stock Market LLC	0.07%	0.07	$42.01
Heritage-Crystal Clean, Inc.	HCCI	Common Stock	Nasdaq Global Select Market	0.03%	0.03	$28.79
Home Bancorp, Inc.	HBCP	Common Stock	Nasdaq Stock Market LLC	0.01%	0.01	$42.33
Huntington Ingalls Industries, Inc.	HII	Common Stock	New York Stock Exchange	1.64%	1.64	$227.58
Insteel Industries, Inc.	IIIN	Common Stock	New York Stock Exchange	0.04%	0.04	$27.63
J.B. Hunt Transport Services, Inc.	JBHT	Common Stock	Nasdaq Stock Market LLC	1.58%	1.58	$185.40
Jack Henry & Associates, Inc.	JKHY	Common Stock	Nasdaq Global Select Market	0.50%	0.50	$174.49
Jounce Therapeutics, Inc.	JNCE	Common Stock	Nasdaq Global Select Market	0.01%	0.01	$1.18
Liberty Media Corporation	FWONK	Series C Liberty Formula One Common Stock	Nasdaq Stock Market LLC	1.93%	1.93	$58.76
Ligand Pharmaceuticals Incorporated	LGND	Common Stock	Nasdaq Global Market	0.59%	0.59	$81.42
Loews Corporation	L	Common Stock	New York Stock Exchange	1.34%	1.34	$55.97
MacroGenics, Inc.	MGNX	Common Stock	Nasdaq Global Select Market	0.09%	0.09	$6.73
Madison Square Garden Sports Corp.	MSGS	Class A Common Stock	New York Stock Exchange	0.67%	0.67	$149.91
Marcus & Millichap, Inc.	MMI	Common Stock	New York Stock Exchange	0.11%	0.11	$38.06
Matador Resources Company	MTDR	Common Stock	New York Stock Exchange	8.44%	8.44	$70.27
Maui Land & Pineapple Company, Inc.	MLP	Common Stock	New York Stock Exchange	0.01%	0.01	$9.20
McGrath RentCorp	MGRC	Common Stock	Nasdaq Global Select Market	0.24%	0.24	$97.98
Morgan Stanley	MS	Common Stock	New York Stock Exchange	0.94%	0.94	$90.78
MYR Group Inc.	MYRG	Common Stock	Nasdaq Stock Market LLC	0.16%	0.16	$95.97
NextGen Healthcare, Inc.	NXGN	Common Stock	Nasdaq Global Select Market	0.20%	0.20	$20.07
NiSource Inc.	NI	Common Stock	New York Stock Exchange	1.23%	1.23	$25.81
Nordstrom, Inc.	JWN	Common Stock	New York Stock Exchange	1.39%	1.39	$21.59
Norfolk Southern Corporation	NSC	Common Stock	New York Stock Exchange	1.43%	1.43	$250.91
Nucor Corporation	NUE	Common Stock	New York Stock Exchange	3.57%	3.57	$138.76
NV5 Global, Inc.	NVEE	Common Stock	Nasdaq Stock Market	0.27%	0.27	$147.58
Ocular Therapeutix, Inc.	OCUL	Common Stock	Nasdaq Global Market	0.08%	0.08	$3.27
Office Properties Income Trust	OPI	Common Shares of Beneficial Interest	Nasdaq Stock Market LLC	0.08%	0.08	$15.51
Old Dominion Freight Line, Inc.	ODFL	Common Stock	Nasdaq Stock Market LLC	1.72%	1.72	$314.11

Otter Tail Corporation	OTTR	Common Shares	Nasdaq Stock Market LLC	0.19%	0.19	$54.82
Paratek Pharmaceuticals, Inc.	PRTK	Common Stock	Nasdaq Global Market	0.04%	0.04	$2.28
Paychex, Inc.	PAYX	Common Stock	Nasdaq Global Select Market	1.68%	1.68	$121.01
PDC Energy, Inc.	PDCE	Common Stock	Nasdaq Global Select Market	3.05%	3.05	$80.36
Performance Food Group Company	PFGC	Common Stock	New York Stock Exchange	1.90%	1.90	$56.46
PetIQ, Inc.	PETQ	Class A Common Stock	Nasdaq Global Select Market	0.06%	0.06	$10.46
PG&E Corporation	PCG	Common Stock	New York Stock Exchange	1.52%	1.52	$14.76
Pioneer Natural Resources Company	PXD	Common Stock	New York Stock Exchange	2.84%	2.84	$255.63
Portland General Electric Company	POR	Common Stock	New York Stock Exchange	0.67%	0.67	$45.88
Prosperity Bancshares, Inc.®	PB	Common Stock	New York Stock Exchange	1.01%	1.01	$73.91
Ranger Oil Corporation	ROCC	Class A Common Stock	Nasdaq Stock Market LLC	1.91%	1.91	$43.69
RH	RH	Common Stock	New York Stock Exchange	1.07%	1.07	$291.34
Safe Bulkers, Inc.	SB	Common Stock	New York Stock Exchange	0.01%	0.01	$3.00
Science Applications International Corporation	SAIC	Common Stock	New York Stock Exchange	1.62%	1.62	$107.13
SiteOne Landscape Supply, Inc.	SITE	Common Stock	New York Stock Exchange	0.79%	0.79	$136.34
SLM Corporation	SLM	Common Stock	Nasdaq Global Select Market	2.22%	2.22	$17.69
SM Energy Company	SM	Common Stock	New York Stock Exchange	7.79%	7.79	$46.76
SmartFinancial, Inc.	SMBK	Common Stock	Nasdaq Stock Market	0.02%	0.02	$29.87
Spero Therapeutics, Inc.	SPRO	Common Stock	Nasdaq Global Select Market	0.01%	0.01	$2.00
SunCoke Energy, Inc.	SXC	Common Stock	New York Stock Exchange	0.21%	0.21	$8.33
Sutro Biopharma, Inc.	STRO	Common Stock	Nasdaq Stock Market LLC	0.03%	0.03	$7.25
SVB Financial Group	SIVB	Common Stock	Nasdaq Stock Market LLC	1.19%	1.19	$235.62
T Rowe Price Group, Inc.	TROW	Common Stock	Nasdaq Stock Market LLC	0.94%	0.94	$133.34
Tejon Ranch Co.	TRC	Common Stock	New York Stock Exchange	0.04%	0.04	$17.96
Terreno Realty Corporation	TRNO	Common Stock	New York Stock Exchange	0.60%	0.60	$58.21
Texas Capital Bancshares, Inc.	TCBI	Common Stock	Nasdaq Stock Market	1.25%	1.25	$61.15
The Cheesecake Factory Incorporated	CAKE	Common Stock	Nasdaq Stock Market LLC	1.71%	1.71	$36.84
The Ensign Group, Inc.	ENSG	Common Stock	Nasdaq Global Select Market	0.52%	0.52	$92.32
Tilly's, Inc.	TLYS	Class A Common Stock	New York Stock Exchange	0.07%	0.07	$9.46
Timberland Bancorp, Inc.	TSBK	Common Stock	Nasdaq Stock Market LLC	0.01%	0.01	$33.93
Tractor Supply Company	TSCO	Common Stock	Nasdaq Global Select Market	1.83%	1.83	$209.05
Trex Company, Inc.	TREX	Common Stock	New York Stock Exchange	0.13%	0.13	$49.26
Trinity Industries, Inc.	TRN	Common Stock	New York Stock Exchange	0.68%	0.68	$29.87
Turning Point Brands, Inc.	TPB	Common Stock	New York Stock Exchange	0.04%	0.04	$21.44
UFP Technologies, Inc.	UFPT	Common Stock	Nasdaq Stock Market LLC	0.06%	0.06	$111.82
Ulta Beauty, Inc.	ULTA	Common Stock	Nasdaq Global Select Market	2.24%	2.24	$430.27
Universal Health Services, Inc.	UHS	Class B Common Stock	New York Stock Exchange	1.37%	1.37	$125.00
Voyager Therapeutics, Inc.	VYGR	Common Stock	Nasdaq Global Select Market	0.04%	0.04	$5.49

Face amount: $2,075,000 in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount: On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:

•	if the final basket level is greater than the initial basket level , the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return; or
•	if the final basket level is equal to or less than the initial basket level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return

Initial basket level:  100

Final basket level:  the closing level of the basket on the determination date, except in the limited circumstances described under “— Consequences of a market disruption event or a non-trading day” below

Closing level of the basket:  on any trading day, the sum of, for each of the basket stocks: the product of (i) the quotient of (a) the closing price of such basket stock on such trading day divided by (b) the initial stock price of such basket stock times (ii) the initial weighted value of such basket stock, except in the limited circumstances described under “— Consequences of a market disruption event or a non-trading day” below

Initial stock price: for a basket stock, as set forth under “— Basket stocks” above

Final stock price:  with respect to a basket stock, the closing price of one share of such basket stock on the determination date, subject to adjustment as provided in “— Consequences of a market disruption event or a non-trading day” and “— Anti-dilution adjustments” below

Basket return:  the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage

Trade date: November 11, 2022

Original issue date:  November 18, 2022

Determination date:  December 11, 2023, unless the calculation agent determines that a market disruption event with respect to a basket stock occurs or is continuing on such day or such day is not a trading day with respect to a basket stock. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket stock has had at least one trading day on which no market disruption event has occurred or is continuing and the final stock price of each of the basket stocks will be determined on or prior to the postponed determination date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the determination date may differ from the dates on which the final stock prices of one or more basket stocks are determined for the purpose of the calculations to be performed on the determination date.) In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket stock that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket stock, that day will nevertheless be the determination date.

Stated maturity date:  December 13, 2023, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Closing price: on any trading day, with respect to a basket stock, the closing sale price or last reported sale price, regular way, for such basket stock, on a per-share or other unit basis:

•	on the principal national securities exchange on which such basket stock is listed for trading on that day, or
•	if such basket stock is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such basket stock.

If the basket stock is not listed or traded as described above, then the closing price for such basket stock on any day will be the average, as determined by the calculation agent, of the bid prices for such basket stock obtained from as many dealers in such basket stock selected by the calculation agent as will make those bid prices available to the calculation agent.  The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing price of the basket stock is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day:  with respect to a basket stock, a day on which the principal securities market for such basket stock is open for trading

Basket stock issuer: with respect to a basket stock, the issuer of such basket stock as then in effect

Market disruption event: With respect to any given trading day, any of the following will be a market disruption event with respect to a basket stock:

●

a suspension, absence or material limitation of trading in the basket stock on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

●

a suspension, absence or material limitation of trading in option or futures contracts relating to the basket stock in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

●	the basket stock does not trade on what was the primary market for the basket stock, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that such event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

●	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
●	a decision to permanently discontinue trading in option or futures contracts relating to the basket stock.

For this purpose, an “absence of trading” in the primary securities market on which shares of the basket stock are traded, or on which option or futures contracts relating to the basket stock are traded, will not include any time when that market is itself closed for trading under ordinary circumstances.  In contrast, a suspension or limitation of trading in shares of the basket stock or in option or futures contracts, if available, relating to the basket stock in the primary market for that basket stock or those contracts, by reason of:

●	a price change exceeding limits set by that market,
●	an imbalance of orders relating to the shares of the basket stock or those contracts, or
●	a disparity in bid and ask quotes relating to the shares of the basket stock or those contracts,

will constitute a suspension or material limitation of trading in shares of the basket stock or those contracts in that market.

A market disruption event with respect to one basket stock will not, by itself, constitute a market disruption event for any unaffected basket stock.

Consequences of a market disruption event or a non-trading day: If a market disruption event relating to one or more basket stocks occurs or is continuing on a day that would otherwise be the originally scheduled determination date, or such day is not a trading day, the calculation agent will calculate the final basket level by using:

•	for each basket stock that is not affected by a market disruption event or non-trading day on the originally scheduled determination date, the closing price of such basket stock on such date;
•

for each basket stock that is affected by a market disruption event or a non-trading day on the originally scheduled determination date, the closing price of such basket stock on the first trading day following the originally scheduled determination date on which no market disruption event exists for such basket stock; and

•

for each basket stock as to which a market disruption event or non-trading day continues through the last possible postponed determination date, the calculation agent’s assessment, in its sole discretion, of the closing price of such basket stock on the last possible postponed determination date.

As a result, the final stock price of different basket stocks could be determined on different calendar days.  For the avoidance of doubt, once the final stock price for one or more basket stocks is determined for the determination date, the occurrence of a later market disruption event or non-trading day with respect to such basket stock or basket stocks will not alter such calculation.

Anti-dilution adjustments:

The calculation agent will adjust the reference amount of a basket stock in respect of each event for which adjustment is required under any of the six subsections beginning with “Stock splits” below (and not in respect of any other event).  (If more than one such event occurs, the calculation agent shall adjust the reference amount as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.)  Having adjusted the reference amount for any and all such events as so provided, the calculation agent shall determine a closing price for the reference amount as so adjusted on the determination date.  (If the reference amount is adjusted pursuant to “Reorganization events” below so as to consist of distribution property, then the closing price on the determination date shall equal the sum of the respective closing prices or other values for all such distribution property on the determination date, as provided in “Reorganization events” below.)  Having determined the closing price on the determination date, the calculation agent shall use such prices to calculate the cash settlement amount.  The calculation agent shall make all adjustments no later than the determination date.

Notwithstanding any other provision in this note, if an event for which adjustment is required under any of the six subsections beginning with “Stock splits” below occurs, the calculation agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this note as necessary to achieve an equitable result. Upon written request by the holder to the calculation agent, the calculation agent will provide the holder with such information about these adjustments as such agent determines is appropriate.

Stock splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split. If a basket stock is subject to a stock split, then at the opening of business on the first day on which such basket stock trades without the right to receive the stock split, the calculation agent will adjust the reference amount to equal the sum of the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of such basket stock times (ii) the reference amount in effect immediately prior to such adjustment.  The reference amount will not be adjusted, however, unless such first day occurs after the trade date and on or before the determination date.

Reverse stock splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split. If a basket stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the reference amount in effect immediately prior to such adjustment and the quotient of (i) the number of shares of such basket stock outstanding immediately after the reverse stock split becomes effective divided by (ii) the number of shares of such basket stock outstanding immediately before the reverse stock split becomes effective.  The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the trade date and on or before the determination date.

Stock dividends. In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.  If a basket stock is subject to a stock dividend that is given ratably to all holders of such basket stock, then at the opening of business on the ex-dividend date, the calculation agent will adjust the reference amount to equal the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the stock dividend with respect to one share of such basket stock times (ii) the reference amount in effect immediately prior to such adjustment.  The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the determination date.

Other dividends and distributions. There will be no adjustments to the reference amount to reflect dividends or other distributions paid with respect to a basket stock other than:

•	stock dividends as provided in “Stock dividends” above,
•	issuances of transferable rights or warrants as provided in “Transferable rights and warrants” below,
•	dividends or other distributions constituting spin-off events as provided in “Reorganization events” below, or
•	extraordinary dividends described below.

A dividend or other distribution with respect to a basket stock will be deemed to be an “extraordinary dividend” if its per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to such basket stock, if any, that is not an extraordinary dividend by an amount equal to at least 10% of the closing price of such basket stock on the trading day immediately preceding the ex-dividend date for such extraordinary dividend.

If an extraordinary dividend occurs with respect to a basket stock, the calculation agent will adjust the reference amount to equal the product of (a) the reference amount in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the closing price of such basket stock on the trading day immediately preceding the ex-dividend date and the denominator of which is the amount by which such closing price exceeds the extraordinary dividend amount.

The “extraordinary dividend amount” with respect to an extraordinary dividend for a basket stock will equal:

•

in the case of an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding dividend or distribution with respect to such basket stock, if any, that is not an extraordinary dividend or

•	in the case of an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent.  A distribution on a basket stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also constitutes an extraordinary dividend will result only in an adjustment to the reference amount pursuant to “Stock dividends” above, “Transferable rights and warrants” below or “Reorganization events” below, as applicable.  The reference amount will not be adjusted pursuant to this subsection unless the ex-dividend date for the extraordinary dividend occurs after the trade date and on or before the determination date.

Transferable rights and warrants. If a basket stock issuer issues transferable rights or warrants to all holders of the basket stock to subscribe for or purchase the basket stock at an exercise price per share less than the closing price of the basket stock on the trading day immediately before the ex-dividend date for such issuance, then the calculation agent will adjust the reference amount by multiplying the reference amount in effect immediately prior to such adjustment by a fraction:

•

the numerator of which is the number of shares of basket stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of basket stock offered for subscription or purchase under such transferable rights or warrants, and

•

the denominator of which is the number of shares of basket stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of basket stock that the aggregate offering price of the total number of shares of basket stock so offered for subscription or purchase would purchase at the closing price of the basket stock on the trading day immediately before such ex-dividend date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the closing price of the basket stock on the trading day immediately before such ex-dividend date.

The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the determination date.

Reorganization events. With respect to a basket stock, if:

•	any reclassification or other change of the basket stock occurs,
•

the basket stock issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and is not the surviving entity or it does survive but all the shares of basket stock are reclassified or changed,

•

the basket stock has been subject to a takeover, tender offer, exchange offer, solicitation proposal or other event by another person to purchase or otherwise obtain all of the outstanding shares of the basket stock, such that all of the outstanding shares of the basket stock (other than shares of the basket stock owned or controlled by such other person) are transferred, or irrevocably committed to be transferred, to another person,

•

the basket stock issuer or any subsidiary of the basket stock issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the basket stock issuer is the surviving entity and all the outstanding shares of the basket stock (other than shares of the basket stock owned or controlled by such other person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the basket stock immediately following such event,

•	the basket stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity
•

the basket stock issuer issues to all holders of basket stock equity securities of an issuer other than the basket stock issuer (other than in a transaction described in any of the bullet points above) (a “spin-off event”),

•	the basket stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or
•

any other corporate or similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the basket stock or distribution property, which will be substantiated by an official characterization by either the Options Clearing Corporation with respect to options contracts on the basket stock or by the primary securities exchange on which the basket stock or listed options on the basket stock are traded, and will ultimately be determined by the calculation agent in its sole discretion (any such event in this bullet point or any of the bullet points above in this subsection, a “reorganization event”), then the calculation agent will adjust the reference amount so that the reference amount consists of the respective amounts of each type of distribution property deemed, for the purposes of this note, to be distributed in such reorganization event in respect of the reference amount as in effect immediately prior to such adjustment, taken together.

Notwithstanding the foregoing, however, the calculation agent will not make any adjustment for a reorganization event unless the event becomes effective — or, if the event is a spin-off event, unless the ex-dividend date for the spin-off event occurs — after the trade date and on or before the determination date.

The calculation agent will determine the value of each component type of distribution property, using the closing price on the relevant day for any such type consisting of securities and such other method as it determines to be appropriate, in its sole discretion, for any other type.  If a holder of a basket stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will be deemed to include the types and amounts thereof distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion.  If a reorganization event occurs and as a result the reference amount is adjusted to consist of distribution property, the calculation agent will make further adjustments for subsequent events that affect such distribution property or any component type thereof, to the same extent that it would make adjustments if a basket stock were outstanding and were affected by the same kinds of events.  The closing price on the determination date will be the total value, as determined by the calculation agent at the close of trading hours of a basket stock on the determination date of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events affecting it.

The calculation agent may, in its sole discretion, modify the adjustments described in “Reorganization events” as necessary to ensure an equitable result.

If at any time the reference amount consists of distribution property, as determined by the calculation agent, then all references in this note to a “basket stock” shall thereupon, for that particular basket stock, be deemed to mean such distribution property and all references in this note to a “share of basket stock” shall thereupon, for that particular basket stock, be deemed to mean a comparable unit of each type of property comprising such distribution property, as determined by the calculation agent.

Minimum adjustments. Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in “Stock splits”, “Reverse stock splits”, “Stock dividends”, “Other dividends and distributions” and “Transferable rights and warrants” above unless such adjustment would result in a change of at least 0.1% in the closing price of such basket stock. The closing price of a basket stock resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

Distribution property: cash, securities and/or other property distributed in any reorganization event in respect of the relevant reference amount and, in the case of a spin-off event, includes such reference amount

Ex-dividend date: for any dividend or other distribution with respect to a basket stock, the first day on which the basket stock trades without the right to receive such dividend or other distribution

Reference amount: with respect to a basket stock, initially, one share of such basket stock which shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the calculation agent as provided under “Anti-dilution adjustments” above

Business day: each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Default amount: If an event of default occurs and the maturity of this note is accelerated, the company will pay the default amount in respect of the principal of this note at the maturity, instead of the amount payable on the stated maturity date as described earlier. The default amount for the notes on any day (except as provided in the last sentence under “Default quotation period” below) will be an amount, in U.S. dollars, for the face amount of this note, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of the company’s payment and other obligations with respect to this note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to this note. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of this note in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for this note, which is described below, the holder of the notes and/or the company may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default quotation period: The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the day the default amount first becomes due.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of this note.

Qualified financial institutions: For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or
•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as a pre-paid derivative contract in respect of the basket stocks.

Overdue principal rate: the effective Federal Funds rate

Defeasance: not applicable

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of your notes is accelerated, the company will pay the default amount in respect of the principal of your notes at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “Terms and Conditions” above.

For the purpose of determining whether the holders of our Series F medium-term notes, which include your notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of your notes as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series F medium-term notes, holders of specified percentages in principal amount of all Series F medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series F medium-term notes, including your notes, except with respect to certain Series F medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series F medium-term notes or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer - Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer - Modification of the Debt Indentures and Waiver of Covenants”.

Hypothetical Examples

Payment Examples

The following examples are provided for purposes of illustration only.  They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical basket levels on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket levels and closing prices of the basket stocks that are entirely hypothetical; no one can predict what the level of the basket will be on any day throughout the life of your notes, and no one can predict what the final basket level will be on the determination date. The basket stocks have been highly volatile in the past — meaning that the prices of the basket stocks have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date.  If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the basket stocks, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.  In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes.  For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page S-21 of this prospectus supplement.  The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Initial basket level	100

Neither a market disruption event nor a non-trading day occurs on the originally scheduled determination date

No change in or affecting any of the basket stocks

Notes purchased on original issue date at the face amount and held to the stated maturity date

For these reasons, the actual performance of the basket over the life of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical prices of each basket stock shown elsewhere in this prospectus supplement. For information about the historical prices of each basket stock during recent periods, see “The Basket and the Basket Stocks — Historical Closing Prices of the Basket Stocks” below. Before investing in the offered notes, you should consult publicly available information to determine the prices of the basket stocks between the date of this prospectus supplement and the date of your purchase of the offered notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes.  Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the basket stocks.

Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the basket stocks.  Among other things, the return on the notes will not reflect any dividends that may be paid on the basket stocks.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level.  The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final basket level, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.0000% means that the value of the cash settlement amount that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.0000% of the face amount of a note, based on the corresponding hypothetical final basket level and the assumptions noted above.

Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)
175.000%	175.000%
150.000%	150.000%
125.000%	125.000%
110.000%	110.000%
105.000%	105.000%
100.000%	100.000%
90.000%	90.000%
75.000%	75.000%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final basket level were determined to be 25.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be 25.000% of the face amount of your notes, as shown in the table above.  As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment).

The following chart also shows a graphical illustration of the hypothetical cash settlement amounts (expressed as a percentage of the face amount of your notes) that we would pay on your notes on the stated maturity date, if the final basket level were any of the hypothetical levels shown on the horizontal axis. The chart shows that any hypothetical final basket level of less than 100.000% (the section left of the 100.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes.

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the basket stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous.  The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes.  The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes.  The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes.  If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples.  Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page S-23.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this prospectus supplement.

We cannot predict the actual final basket level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the basket level and the market value of your notes at any time prior to the stated maturity date.  The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual final basket level determined by the calculation agent as described above.  Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate.  Consequently, the amount of cash to be paid in respect of your notes, if any, on the stated maturity date may be very different from the information reflected in the examples above.

Anti-dilution Adjustment Examples

The calculation agent will adjust the closing price of a basket stock on the determination date only if an event described under one of the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” occurs and only if the relevant event occurs during the period described under the applicable subsection. The adjustments described under “Terms and Conditions — Anti-dilution adjustments” do not cover all events that could affect the closing price of a basket stock on the determination date, such as an issuer tender or exchange offer for such basket stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such basket stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to Your Notes — You Have Limited Anti-dilution Protection” below.

How Adjustments Will Be Made

In this prospectus supplement, we refer to anti-dilution adjustment of the closing price of a basket stock on the determination date. With respect to a basket stock, if an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the basket stock or other property that must be used to determine the closing price of the basket stock on the determination date. For example, if no adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required at a time, the reference amount for that time will be one share of the basket stock. In that case, the closing price of the basket stock on the determination date will be the closing price of one share of the basket stock on the determination date. We describe how the closing price will be determined under “Terms and Conditions — Closing price” above.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required because one of the dilution events described in the first five subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” — these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the adjusted reference amount at that time might instead be, for example, two shares of the basket stock or a half share of the basket stock, depending on the event. In that example, the closing price of the basket stock on the determination date would be the price (determined as specified under “Terms and Conditions — Closing price” above) at the close of trading on the determination date of two shares of the basket stock or a half share of the basket stock, as applicable.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments” is required at a time because one of the reorganization events described under “Terms and Conditions — Reorganization events” — these involve events in which cash, securities or other property is distributed in respect of the basket stock — occurs, then the reference amount at that time will be adjusted to be as follows, assuming there has been no prior or subsequent anti-dilution adjustment: the amount of each type of the property distributed in the reorganization event in respect of one share of the basket stock, plus one share of the basket stock if the basket stock remains outstanding. In that event, the closing price of the basket stock on the determination date would be the value of the adjusted reference amount at the close of trading on the determination date.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments”.

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the closing price of the basket stock on the determination date in the following manner.

If the adjusted reference amount at the applicable time consists entirely of shares of the basket stock, the basket stock price will be the closing price (determined as described under “Terms and Conditions — Closing price” above) of the adjusted reference amount on the applicable date.

On the other hand, if the adjusted reference amount at the applicable time includes any property other than shares of the basket stock, the closing price of the basket stock on the determination date will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Adjustments for Reorganization Events” below at the applicable time.

Step Three. Having determined the closing price of the basket stock on the determination date in step two, the calculation agent will use such price to calculate the cash settlement amount.

If more than one event requiring adjustment as described under “Terms and Conditions — Anti-dilution adjustments” occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the closing price of the basket stock on the determination date using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the determination date.

The calculation agent will adjust the reference amount for each reorganization event described under “Terms and Conditions — Reorganization events” above. For any other dilution event described above, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the basket stock price that would apply without the adjustment. The closing price of the basket stock on the determination date resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder, GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, relative to your notes, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this prospectus supplement, when we say that the calculation agent will adjust the reference amount for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments” describe the dilution events for which the reference amount is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of the amount of each type of distribution property described under “Terms and Conditions — Reorganization events” above distributed in respect of one share of the applicable basket stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. For purposes of the three-step adjustment process described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property at the close of trading hours for the basket stock on the applicable date will be the basket stock price described in step two, and the calculation agent will determine the cash settlement amount as described in step three. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

The calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing price (calculated according to the same methodology as specified in this prospectus supplement, without any anti-dilution adjustments) of one share of such security on the applicable date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the basket stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the reorganization event, as described above, the calculation agent will make any further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if the basket stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if the applicable basket stock issuer merges into another company and each share of such basket stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash for each share of basket stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the adjusted reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustment Examples” as if the common shares of the surviving company were such basket stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, each component included in the reference amount will be adjusted on a sequential and cumulative basis for all relevant events requiring adjustment up to the relevant date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the trade date and on or before the determination date.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the basket stocks. You should carefully consider whether the notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See“- The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the notes will be based on the performance of the basket, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations.  Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Amount Payable on Your Notes Is Not Linked to the Level of the Basket at Any Time Other Than the Determination Date

The final basket level will be based on the closing level of the basket on the determination date (subject to adjustment as described elsewhere in this prospectus supplement).  Therefore, if the closing level of the basket dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing level of the basket prior to such drop in the level of the basket. Although the actual level of the basket on the stated maturity date or at other times during the life of your notes may be higher than the final basket level, you will not benefit from the closing level of the basket at any time other than on the determination date.

You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. The cash payment on your notes, if any, on the stated maturity date will be based on the performance of the basket as measured from the initial basket level of 100 to the closing level on the determination date.  If the final basket level is less than the initial basket level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of the basket return times $1,000. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes.  Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. Even if the cash settlement amount on your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this prospectus supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this prospectus supplement.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will be Negatively Affected

The cash settlement amount you will be paid for your notes on the stated maturity date will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

As of the Date of this Prospectus Supplement, There is No History for the Closing Levels of the Basket

The cash settlement amount, if any, for each of your notes is linked to the change in level of the basket, which will begin to be calculated on the trade date. Since there will be no actual history for the closing levels of the basket until it begins to be calculated, no actual historical information about the closing levels of the basket will be available for you to consider in making an independent investigation of the basket performance, which may make it difficult for you to make an informed decision with respect to an investment in your notes.

Past Basket Stock Performance is No Guide to Future Performance

The actual performance of the basket over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical closing prices of the basket stocks or to the hypothetical return examples set forth elsewhere in this prospectus supplement.  We cannot predict the future performance of the basket.

Hypothetical Past Basket Performance is No Guide to Future Performance

The actual performance of the basket over the life of the notes, as well as the amount payable at maturity, may bear little or no relation to the hypothetical historical closing levels of the basket or to the hypothetical return examples set forth elsewhere in this prospectus supplement.  We cannot predict the future performance of the basket.

There Is Limited Hypothetical Historical Information About the Basket

The notes are linked to the performance of the basket. Because one of the basket stocks, Sutro Biopharma, Inc., has available historical data only from September 27, 2018, hypothetical historical closing levels of the basket are only available beginning September 27, 2018. Because the hypothetical historical basket levels are unavailable prior to September 27, 2018, limited hypothetical historical basket level information is available for you to consider in making an informed decision with respect to the notes.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Basket Stocks

The return on your notes will not reflect the return you would realize if you actually owned the basket stocks and received the dividends paid on those basket stocks. You will not receive any dividends that may be paid on any of the basket stocks by the basket stock issuers. See “— You Have No Shareholder Rights or Rights to Receive Any Basket Stock” below for additional information.

The Market Value of Your Notes May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•	the market price of the basket stocks to which your notes are linked;
•	the volatility – i.e., the frequency and magnitude of changes – in the market price of the basket stocks;
•	the dividend rates of the basket stocks;
•

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segment of which the basket stock is a part, and which may affect the market prices of the basket stocks;

•	interest rates and yield rates in the market;
•	the time remaining until your notes mature; and
•

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of the basket stocks based on their historical performance. The actual performance of basket stocks over the life of the offered notes and the cash settlement amount paid on the stated maturity date, if any, may bear little or no relation to the historical closing prices of the basket stocks or to the hypothetical examples shown elsewhere in this prospectus supplement.

In Some Circumstances, the Payment You Receive On the Notes May Be Based On the Securities of Another Company and Not the Issuer of a Basket Stock

Following certain corporate events relating to a basket stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to such basket stock issuer or any cash or any other assets distributed to holders of shares of the basket stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Distribution Property (as described below) under “Terms and Conditions — Anti-dilution adjustments”.

The Lower Performance of One or More Basket Stocks May Offset an Increase in the Other Basket Stocks

Declines in the level of one or more basket stocks may offset increases in the levels of the other basket stocks. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity. In addition, because the basket stocks are not equally weighted, increases in the lower weighted basket stocks may be offset by even small decreases in the more heavily weighted basket stocks.

Your Notes are Linked to the Basket Stocks and Therefore the Price Movements of Those Stocks

Your notes are linked to the basket stocks and the return on your notes is therefore affected by the movements in the market prices of those stocks.  Each issuer of a basket stock faces its own business risks and challenges, which may adversely affect the market price of such basket stock.  In addition, the basket stocks will not change (except as described below under “Terms and Conditions — Anti-dilution adjustments — Reorganization events”), and your notes will remain linked to the basket stocks even if one or more of the basket stock issuers is experiencing severe business risks and challenges.  It is possible that large declines in the prices of one or more basket stocks could affect the basket return such that you would lose a portion or your entire investment in the notes.

If the Level of the Basket Changes, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the basket.  Changes in the level of the basket may not result in a comparable change in the market value of your notes.  This is because your cash settlement amount at maturity will be based only on the final basket level.  If the basket return is negative (i.e., the final basket level is less than the initial basket level), you could lose all or a substantial portion of your investment in the notes.  We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” and “— The Potential for the Value of Your Notes to Increase Will Be Limited” above.

There is No Affiliation Between the Basket Stock Issuers and Us and We Are Not Responsible for Any Disclosure By Any of the Basket Stock Issuers

We are not affiliated with the basket stock issuers.  As we have specified below, however, we or our affiliates may currently or from time to time in the future engage in business with the basket stock issuers. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket stock issuers. You, as an investor in your notes, should make your own investigation into the basket stock issuers. See “The Basket” on page S-31 below for additional information about the basket.

None of the basket stock issuers are involved in this offering of your notes in any way, and none of them have any obligation of any sort with respect to your notes.  Thus, none of the basket stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of your notes.

As Calculation Agent, GS&Co. Will Have the Authority to Make Determinations that Could Affect the Value of Your Notes, When Your Notes Mature, and the Amount You Receive at Maturity

As calculation agent for your notes, GS&Co. will have discretion in making certain determinations that affect your notes, including determining: the final basket level, which we will use to determine the amount we must pay on the stated maturity date; the closing prices of the basket stocks; whether to postpone the determination date because of a market disruption event or a non-trading day; when and how to make anti-dilution adjustments to the prices of the basket stocks; and the stated maturity date. See “Terms and Conditions — Anti-dilution adjustments” above. The exercise of this discretion by GS&Co. could adversely affect the value of your notes and may present GS&Co. with a conflict of interest.  We may change the calculation agent at any time without notice and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to us.

Your Notes May Not Have an Active Trading Market

Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your notes.  Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial.

You Have Limited Anti-Dilution Protection

GS&Co., as calculation agent for your notes, will adjust the closing prices of the basket stocks for stock splits, reverse stock splits, stock dividends, extraordinary dividends, issuances of transferable rights and warrants, reorganization events and other events that affect the basket stock issuer’s, or any distribution property issuer’s, capital structure, but only in the situations we describe in “Terms and Conditions — Anti-dilution adjustments” above. The calculation agent will not be required to make an adjustment for every corporate event that may affect the basket stocks. For example, the calculation agent will not adjust the closing prices of the basket stocks for events such as an offering of the basket stock for cash by the basket stock issuer, a tender or exchange offer for the basket stock at a premium to its then-current market price by the basket stock issuer or a tender or exchange offer for less than all outstanding shares of the basket stock issuer by a third party.  In addition, the calculation agent will not adjust the reference amount for regular cash dividends.  Furthermore, the calculation agent will determine in its sole discretion whether to make adjustments with respect to certain corporate or other events as described under “Terms and Conditions — Anti-dilution adjustments — Reorganization events” above.  Those events or other actions by the basket stock issuers or a third party may nevertheless adversely affect the market price of one share of the basket stocks and, therefore, adversely affect the market value of your note. The basket stock issuers or a third party could make an offering or a tender or exchange offer, or the basket stock issuers could take any other action, that adversely affects the market price of the basket stocks and the market value of your note but does not result in an anti-dilution adjustment for your benefit.

You Have No Shareholder Rights or Rights to Receive Any Basket Stock

Investing in your notes will not make you a holder of any of the basket stocks.  Neither you nor any other holder or owner of your notes will have any rights with respect to the basket stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the basket stocks or any other rights of a holder of those basket stocks. Your notes will be paid in cash to the extent any amount is payable at maturity, and you will have no right to receive delivery of any of the basket stocks constituting the basket.

The Calculation Agent Can Postpone the Determination Date If a Market Disruption Event or Non-Trading Day With Respect to Any Basket Stock Occurs

If the calculation agent determines that, on a day that would otherwise be the determination date, a market disruption event has occurred or is continuing or if such date is not a trading day for any basket stock, the determination date will be postponed until the first following trading day on which no market disruption event occurs or is continuing, subject to limitation on postponement described under “Terms and Conditions — Determination date” above. If the determination date is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such day will nevertheless be the determination date.

If the determination date is postponed as a result of any of the foregoing, the stated maturity date for your notes will also be postponed, as described under “Terms and Conditions — Stated maturity date” above.  In such a case, you may not receive the cash settlement amount, if any, that we are obligated to deliver on the stated maturity date until several days after the originally scheduled stated maturity date.  If the closing price of a basket stock is not available on the determination date because of a market disruption event, a non-trading day or for any other reason, in certain circumstances the calculation agent will determine the closing price for such basket stock, based on its assessment, made in its sole discretion, of the closing price of such basket stocks, as described under “Terms and Conditions — Consequences of a market disruption event or a non-trading day” above.

Risks Related to Conflicts of Interest

Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

Goldman Sachs has hedged or expects to hedge our obligations under the notes by purchasing shares of the basket stocks and listed or over-the-counter options, futures and/or other instruments linked to the basket or the basket stocks.  Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the basket or the basket stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes.  Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffiliated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other basket-linked notes whose returns are linked to changes in the level of the basket or the basket stocks.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions.  These activities may be undertaken to achieve a variety of objectives, including:  permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the basket — directly or indirectly by affecting the price of the basket stocks— and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity.  In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes.  Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients, Could Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals.  As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender.  In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets.  Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the basket or basket stocks.  Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers.  These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products.  Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the basket or basket stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated.  Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any securities of the basket or basket stocks in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments.  They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments.  These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument.  Any of these recommendations and views may be negative with respect to the basket or basket stocks or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets.  In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the basket or basket stocks, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Basket Stock Issuers or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the basket stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing.  These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports.  You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the basket or basket stocks, as applicable, and that such actions could be adverse to the interests of investors in the notes.  In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information.  Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the basket or basket stocks, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering.  An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the basket or basket stocks, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs.  In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions.  The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms.  The interests of other investors may, in some circumstances, be adverse to your interests.  For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, basket, basket stocks or other similar securities, which may adversely impact the market for or value of your notes.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes.  This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your notes, and any such guidance could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax.  Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments.  It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.  We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page S-89 below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.  Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Non-United States Holders Will be Subject to Withholding Tax Under Section 871(m) in Respect of the Notes

Section 871(m) of the Internal Revenue Code of 1986 requires withholding in respect of “dividend equivalents” paid or deemed paid to non-U.S. persons with respect to certain financial instruments. It is anticipated that the notes will be subject to Section 871(m). Accordingly, non-United States holders will be subject to a 30% withholding tax (which may be reduced under an applicable treaty) on payments made by us to the extent of any dividends paid during the term of the notes that are attributable to the shares of U.S. equities included in the basket. We will not be required to pay any additional amounts in respect of any withholding taxes. You should consult your tax adviser about the application of Section 871(m) in your circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

Use of Proceeds

We will lend the net proceeds from the sale of the offered notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. will use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

Hedging

In anticipation of the sale of the offered notes, we and/or our affiliates have entered into or expect to enter into hedging transactions involving purchases of some or all of the basket stocks, and listed or over-the-counter options, futures or other instruments linked to the basket or basket stocks on or before the trade date. In addition, from time to time, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other notes we issue, some of which may have returns linked to the basket or the basket stocks. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•	expect to acquire, or dispose of positions in listed or over-the-counter options, futures or other instruments linked to the basket or some or all of the basket stocks,
•	may take or dispose of positions in the securities of the basket stock issuers themselves,
•

may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market, and/ or

•

may take short positions in the basket stocks or other securities of the kind described above— i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser.

We and/or our affiliates may also acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the offered notes and perhaps relating to other notes with returns linked to the basket or basket stocks. We expect these steps to involve sales of instruments linked to the basket stocks on or shortly before the determination date. These steps may also involve sales and/or purchases of some or all of the basket stocks, or listed or over-the-counter options, futures or other instruments linked to the basket or basket stocks or indices designed to track the performance of the New York Stock Exchange or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the amount we will pay on your notes at maturity.  See “Additional Risk Factors Specific to Your Notes” above for a discussion of these adverse effects.

The Basket

The table set forth under “Terms and Conditions — Basket stocks” above lists the basket stocks and related information, including their corresponding current Bloomberg tickers, current primary listings, initial weights in the basket, initial weighted values and initial stock prices. Each of the basket stock issuers faces its own business risks and other competitive factors. All of those factors may affect the basket return, and, consequently, the amount payable on your notes, if any, on the stated maturity date. Our offering of the notes does not constitute our recommendation or the recommendation of our affiliates to invest in the basket, any basket stock or the notes. You should make your own investigation of the basket stocks and the basket stock issuers and whether to obtain exposure to the basket through an investment in the notes.

Each of the basket stock issuers is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and in accordance therewith, except where otherwise indicated, files financial and other information with the Securities and Exchange Commission (“SEC”).  Periodic reports, proxy and information statements and other information filed by the basket stock issuers are available at sec.gov. You should make your own investigation of the basket stocks and the basket stock issuers (and whether to obtain exposure to the basket through an investment in the notes) by reading these reports and filings to understand the risks of each of the basket stocks and the basket stock issuers.

Historical Closing Prices of the Basket Stocks

The closing prices of the basket stocks have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket stocks have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of any basket stocks during the period shown below is not an indication that such basket stocks are more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical prices of a basket stock as an indication of the future performance of a basket stock, including because of recent volatility described above. We cannot give you any assurance that the future performance of any basket stock will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket stocks. Before investing in the notes, you should consult publicly available information to determine the relevant prices of the basket stocks between the date of this prospectus supplement and the date of your purchase of the notes, and given the recent volatility described above, you should pay particular attention to recent prices of the basket stocks. The actual performance of a basket stock over the life of the offered notes, as well as the cash settlement amount, may bear little relation to the historical prices shown below.

The graphs below, except where otherwise indicated, show the daily historical closing prices of each basket stock from January 1, 2017 through November 11, 2022, adjusted for corporate events, if applicable. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices in the graphs below from Bloomberg Financial Services, without independent verification.

According to publicly available information, Alexandria Real Estate Equities, Inc. is a real estate investment trust. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12993.

Historical Performance of Alexandria Real Estate Equities, Inc.

250
200
150
100
50
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Altice USA, Inc. is a telecommunication and media company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38126. Altice USA, Inc has been listed on the New York Stock Exchange since the completion of its initial public offering on June 21, 2017. The graph below shows the daily historical prices of Altice USA, Inc from the completion of its public offering on June 21, 2017 through November 11, 2022

Historical Performance of Altice USA, Inc.

Closing Level
40
35
30
25
20
15
10
5
0
Jun-2017
Jun-2018
Jun-2019
Jun-2020
Jun-2021
Jun-2022

According to publicly available information, Ameren Corporation is a public utility holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-14756.

Historical Performance of Ameren Corporation

Closing Level
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Ames National Corporation is a bank holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-32637.

Historical Performance of Ames National Corporation

Closing Level
35
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Arrow Financial Corporation is a bank holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-12507.

Historical Performance of Arrow Financial Corporation

Closing Level
40
35
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, ASGN Incorporated is a provider of information technology and professional solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35636.

Historical Performance of ASGN Incorporated

150
125
100
75
50
25
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Avalo Therapeutics, Inc. is a clinical-stage precision medicine company that discovers, develops, and commercializes targeted therapeutics for patients with a clinical need in immunology and rare genetic diseases. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37590.

Historical Performance of Avalo Therapeutics, Inc.

Closing Level
0
20
40
60
80
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, BJ's Wholesale Club Holdings, Inc. is a warehouse club operator. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38559. BJ's Wholesale Club Holdings, Inc. has been listed on the New York Stock Exchange since the completion of its initial public offering on June 28, 2018. The graph below shows the daily historical prices of BJ's Wholesale Club Holdings, Inc. from the completion of its public offering on June 28, 2018 through November 11, 2022.

Historical Performance of BJ's Wholesale Club Holdings, Inc.

Closing Level
90
80
70
60
50
40
30
20
10
0
Jun-2018
Jun-2019
Jun-2020
Jun-2021
Jun-2022

According to publicly available information, Black Knight, Inc. is a provider of software solutions, data and analytics to U.S. mortgage and real estate markets. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37394.

Historical Performance of Black Knight, Inc.

According to publicly available information, BOK Financial Corp is a financial holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37811.

Historical Performance of BOK Financial Corp

Closing Level
120
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Boyd Gaming Corporation is a gaming company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12882.

Historical Performance of Boyd Gaming Corporation

Closing Level
80
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Brinker International, Inc. owns and operates restaurant chains. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-10275.

Historical Performance of Brinker International, Inc.

Closing Level
80
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Builders FirstSource, Inc. is a supplier and manufacturer of building materials, manufactured components and construction services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-40620.

Historical Performance of Builders FirstSource, Inc.

Closing Level
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, CACI International Inc is a holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-31400.

Historical Performance of CACI International Inc.

350
300
250
200
150
100
50
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Calyxt, Inc. is a plant-based synthetic biology company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38161. Calyxt, Inc. has been listed on The Nasdaq Global Market since the completion of its initial public offering on July 20, 2017. The graph below shows the daily historical prices of Calyxt, Inc. from the completion of its public offering on July 20, 2017 through November 11, 2022.

Historical Performance of Calyxt, Inc.

Closing Level
35
30
25
20
15
10
5
0
Jul-2017
Jul-2018
Jul-2019
Jul-2020
Jul-2021
Jul-2022

According to publicly available information, CareTrust REIT, Inc. owns and develops nursing, senior housing and healthcare-related properties. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number  001-36181.

Historical Performance of CareTrust REIT, Inc.

Closing Level
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Cass Information Systems, Inc. is a payment and information processing services company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-20827.

Historical Performance of Cass Information Systems, Inc.

70
60
50
40
30
20
10
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Central Garden & Pet Company is a garden and pet company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33268.

Historical Performance of Central Garden & Pet Company

Closing Level
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Historical Performance of Central Garden & Pet Company – Class A

Closing Level
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Charter Communications, Inc. is a cable telecommunications company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33664.

Historical Performance of Charter Communications, Inc.

900
800
700
600
500
400
300
200
100
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Community Bank System, Inc. is a financial holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13695.

Historical Performance of Community Bank System, Inc.

Closing Level
90
80
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Construction Partners, Inc. constructs and maintains roadways. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number  001-38479. Construction Partners, Inc. has been listed on The Nasdaq Stock Market LLC since the completion of its initial public offering on May 4, 2018. The graph below shows the daily historical prices of Construction Partners, Inc. from the completion of its public offering on May 4, 2018 through November 11, 2022

Historical Performance of Construction Partners, Inc.

Closing Level
0
10
20
30
40
May-2018
May-2019
May-2020
May-2021
May-2022

According to publicly available information, Continental Resources, Inc. is an oil and gas exploration and production company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32886.

Historical Performance of Continental Resources, Inc.

Closing Level
80
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, CSX Corporation is a transportation company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-08022.

Historical Performance of CSX Corporation

Closing Level
40
35
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, CytomX Therapeutics, Inc. is an oncology-focused biopharmaceutical company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37587.

Historical Performance of CytomX Therapeutics, Inc.

Closing Level
35
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Daily Journal Corporation publishes newspapers and information services websites. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-14665.

Historical Performance of Daily Journal Corporation

450
400
350
300
250
200
150
100
50
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Deciphera Pharmaceuticals, Inc. is a biopharmaceutical company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38219. Deciphera Pharmaceuticals, Inc. has been listed on the Nasdaq Global Select Market since the completion of its initial public offering on September 28, 2017. The graph below shows the daily historical prices of Deciphera Pharmaceuticals, Inc. from the completion of its public offering on September 28, 2017 through November 11, 2022.

Historical Performance of Deciphera Pharmaceuticals, Inc.

80
70
60
50
40
30
20
10
0
Closing Level
Sep-2017
Sep-2018
Sep-2019
Sep-2020
Sep-2021
Sep-2022

According to publicly available information, Devon Energy Corporation is an energy company engaged primarily in the exploration, development and production of oil, natural gas and natural gas liquids. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32318.

Historical Performance of Devon Energy Corporation

Closing Level
80
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Diamondback Energy, Inc. is an oil and natural gas company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35700.

Historical Performance of Diamondback Energy, Inc.

Closing Level
175
150
125
100
75
50
25
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Donegal Group Inc. is an insurance holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-15341.

Historical Performance of Donegal Group Inc.

20
17.5
15
12.5
10
7.5
5
2.5
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Eagle Bancorp, Inc. is a bank holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-25923.

Historical Performance of Eagle Bancorp, Inc.

Closing Level
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information,  Earthstone Energy, Inc. is an oil and gas company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35049 .

Historical Performance of Earthstone Energy, Inc.

25
20
15
10
5
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, EastGroup Properties, Inc. is an equity real estate investment trust. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-07094.

Historical Performance of EastGroup Properties, Inc.

Closing Level
250
200
150
100
50
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Ennis, Inc. prints and manufactures business forms and products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-05807.

Historical Performance of Ennis, Inc.

25
20
15
10
5
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, ESSA Bancorp, Inc. is a bank holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33384.

Historical Performance of ESSA Bancorp, Inc.

Closing Level
0
5
10
15
20
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Essential Utilities, Inc. is a holding company for regulated utilities providing water, wastewater, or natural gas services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-06659.

Historical Performance of Essential Utilities, Inc.

Closing Level
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Evans Bancorp, Inc. is a financial holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35021.

Historical Performance of Evans Bancorp, Inc.

Closing Level
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, First Citizens BancShares, Inc. is a provider of retail and commercial banking services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-16715.

Historical Performance of First Citizens BancShares, Inc.

1000
800
600
400
200
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Forestar Group Inc. is a residential lot development company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33662.

Historical Performance of Forestar Group Inc.

30
25
20
15
10
5
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, FutureFuel Corp. manufactures chemical and fuel products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-52577.

Historical Performance of FutureFuel Corp.

Closing Level
15
12.5
10
7.5
5
2.5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Genworth Financial, Inc. is an insurance company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-32195.

Historical Performance of Genworth Financial, Inc.

Closing Level
5
4
3
2
1
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Global Industrial Company distributes industrial and maintenance products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13792.

Historical Performance of Global Industrial Company

Closing Level
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Granite Construction Incorporated is a holding company for an infrastructure company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12911.

Historical Performance of Granite Construction Incorporated

Closing Level
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Hawkins, Inc. is a specialty chemical and ingredients company that formulates, distributes, blends and manufactures products for industrial, water treatment and health and nutrition customers. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-07647.

Historical Performance of Hawkins, Inc.

Closing Level
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Heritage-Crystal Clean, Inc. provides full-service parts cleaning, containerized waste management, used oil collection, wastewater vacuum services, antifreeze recycling, field services, and owns and operates a used oil re-refinery. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33987.

Historical Performance of Heritage-Crystal Clean, Inc.

Closing Level
40
35
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Home Bancorp, Inc. is a holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34190.

Historical Performance of Home Bancorp, Inc.

Closing Level
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Huntington Ingalls Industries, Inc. is a military shipbuilding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34910.

Historical Performance of Huntington Ingalls Industries, Inc.

Closing Level
300
250
200
150
100
50
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Insteel Industries, Inc. is a manufacturer of steel wire reinforcing products for concrete construction applications. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-09929.

Historical Performance of Insteel Industries, Inc.

Closing Level
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, J.B. Hunt Transport Services, Inc. is a surface transportation, delivery, and logistics company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-11757.

Historical Performance of J.B. Hunt Transport Services, Inc.

250
200
150
100
50
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Jack Henry & Associates, Inc. is a provider of core information processing solutions for banks. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-14112.

Historical Performance of Jack Henry & Associates, Inc.

Closing Level
200
150
100
50
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Jounce Therapeutics, Inc. is a clinical-stage immunotherapy company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37998.

Historical Performance of Jounce Therapeutics, Inc.

Closing Level
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Liberty Media Corporation owns interests in subsidiaries and other companies which are engaged in the media and entertainment industries. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35707.

Historical Performance of Liberty Media Corporation

80
70
60
50
40
30
20
10
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Ligand Pharmaceuticals Incorporated is a biopharmaceutical company focused on developing or acquiring technologies that help pharmaceutical companies discover and develop medicines. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33093.

Historical Performance of Ligand Pharmaceuticals Incorporated

Closing Level
175
150
125
100
75
50
25
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Loews Corporation is a holding company that, through its subsidiaries, engages in commercial property and casualty insurance, offshore drilling, natural gas exploration and production and the operation of hotels and resorts. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-06541.

Historical Performance of Loews Corporation

Closing Level
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, MacroGenics, Inc. is a biopharmaceutical company.  Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36112.

Historical Performance of MacroGenics, Inc.

Closing Level
40
35
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Madison Square Garden Sports Corp. owns and operates a portfolio of assets featuring sports teams.  Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36900.

Historical Performance of Madison Square Garden Sports Corp.

250
200
150
100
50
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Marcus & Millichap, Inc. is a national real estate services firm.  Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36155.

Historical Performance of Marcus & Millichap, Inc.

Closing Level
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Matador Resources Company is an energy company engaged in the exploration, development, production and acquisition of oil and natural gas resources. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35410.

Historical Performance of Matador Resources Company

Closing Level
80
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Maui Land & Pineapple Company, Inc. owns land on the island of Maui, Hawaii and develops, sells, and manages residential, resort, commercial, agricultural and industrial real estate. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-06510.

Historical Performance of Maui Land & Pineapple Company, Inc.

Closing Level
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, McGrath RentCorp is a diversified business-to-business rental company with four rental divisions: relocatable modular buildings, portable storage containers, electronic test equipment, and liquid and solid containment tanks and boxes. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-13292.

Historical Performance of McGrath RentCorp

Closing Level
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Morgan Stanley is a financial services firm. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-11758.

Historical Performance of Morgan Stanley

120
100
80
60
40
20
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, MYR Group Inc. is a holding company of specialty electrical construction service providers. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-08325.

Historical Performance of MYR Group Inc.

Closing Level
0
20
40
60
80
100
120
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, NextGen Healthcare, Inc. is a  provider of innovative, cloud-based, healthcare technology solutions. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12537.

Historical Performance of NextGen Healthcare, Inc.

Closing Level
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, NiSource Inc. is an energy holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-16189.

Historical Performance of  NiSource Inc.

Closing Level
35
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Nordstrom, Inc. is a fashion retailer. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-15059.

Historical Performance of Nordstrom, Inc.

Closing Level
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Norfolk Southern Corporation is a railroad company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-08339.

Historical Performance of Norfolk Southern Corporation

Closing Level
300
250
200
150
100
50
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information. Nucor Corporation is a manufacturer of steel and steel products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-04119.

Historical Performance of Nucor Corporation

200
175
150
125
100
75
50
25
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, NV5 Global, Inc. is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, utility services, construction, real estate, and environmental markets. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35849.

Historical Performance of NV5 Global, Inc.

Closing Level
150
125
100
75
50
25
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Ocular Therapeutix, Inc. is a biopharmaceutical company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36554.

Historical Performance of Ocular Therapeutix, Inc.

Closing Level
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Office Properties Income Trust is a real estate investment trust. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34364.

Historical Performance of Office Properties Income Trust

Closing Level
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Old Dominion Freight Line, Inc. is a transportation company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-19582.

Historical Performance of Old Dominion Freight Line, Inc.

Ac According to publicly available information, Otter Tail Corporation provides electricity and energy services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-53713.

Historical Performance of Otter Tail Corporation

Closing Level
90
80
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Paratek Pharmaceuticals, Inc. is a biopharmaceutical company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-36066.

Historical Performance of Paratek Pharmaceuticals, Inc.

Closing Level
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Paychex, Inc. is a provider of payroll, benefits, human resource, retirement and insurance services for small- to medium-sized businesses. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-11330.

Historical Performance of Paychex, Inc.

Closing Level
150
125
100
75
50
25
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, PDC Energy, Inc. is a domestic independent exploration and production company that acquires, explores and develops properties for the production of crude oil, natural gas and NGLs. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37419.

Historical Performance of PDC Energy, Inc.

Closing Level
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Performance Food Group Company markets and distributes food and food-related products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37578.

Historical Performance of Performance Food Group Company

Closing Level
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, PetIQ, Inc. is a pet medication and wellness company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38163.

Historical Performance of PetIQ, Inc.

50
40
30
20
10
0
Closing Level
Jul-2017
Jul-2018
Jul-2019
Jul-2020
Jul-2021
Jul-2022

According to publicly available information, PG&E Corporation is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in Northern and Central California. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12609.

Historical Performance of PG&E Corporation

Closing Level
80
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Pioneer Natural Resources Company is an oil and gas exploration and production company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13245.

Historical Performance of Pioneer Natural Resources Company

Closing Level
300
250
200
150
100
50
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Portland General Electric Company is engaged in the generation, wholesale purchase, transmission, distribution, and retail sale of electricity in the state of Oregon. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-05532-99.

Historical Performance of Portland General Electric Company

Closing Level
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Prosperity Bancshares, Inc.® is a financial holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35388.

Historical Performance of Prosperity Bancshares, Inc.®

Closing Level
90
80
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Ranger Oil Corportaion is an independent oil and gas company engaged in the onshore development and production of crude oil, NGLs and natural gas. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13283.

Historical Performance of Ranger Oil Corporation

Closing Level
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, RH is a curator of design, taste and style. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35720.

Historical Performance of RH

Closing Level
800
700
600
500
400
300
200
100
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Safe Bulkers, Inc. is an international provider of marine dry-bulk transportation services, transporting primarily grain, coal and iron ore. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34077.

Historical Performance of Safe Bulkers, Inc.

Closing Level
6
5
4
3
2
1
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Science Applications International Corporation is a provider of technical, engineering and enterprise information technology services. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35832.

Historical Performance of Science Applications International Corporation

Closing Level
120
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, SiteOne Landscape Supply, Inc. is a wholesale distributor of landscape supplies. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37760.

Historical Performance of SiteOne Landscape Supply, Inc.

Closing Level
250
200
150
100
50
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, SLM Corporation is a financial brand in higher education seeking to provide tools for the college planning process. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-13251.

Historical Performance of SLM Corporation

Closing Level
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, SM Energy Company is energy company engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the state of Texas. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-31539.

Historical Performance of SM Energy Company

Closing Level
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, SmartFinancial, Inc. is a bank holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37661.

Historical Performance of SmartFinancial, Inc.

Closing Level
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available informatinon, Spero Therapeutics, Inc. is clinical-stage biopharmaceutical company focused on identifying, developing, and commercializing treatments involving bacterial infections, including multi-drug resistant bacterial infections, and rare diseases. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38266. Spero Therapeutics, Inc. has been listed on The Nasdaq Global Select Market since the completion of its initial public offering on November 2, 2017. The graph below shows the daily historical prices of Spero Therapeutics, Inc. from the completion of its public offering on November 2, 2017 through November 11, 2022.

Historical Performance of Spero Therapeutics, Inc.

Closing Level
25
20
15
10
5
0
Nov-2017
Nov-2018
Nov-2019
Nov-2020
Nov-2021
Nov-2022

According to publicly available information, SunCoke Energy, Inc. is a coke producer for use in the blast furnace steelmaking process. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-53243.

Historical Performance of SunCoke Energy, Inc.

15
12.5
10
7.5
5
2.5
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Sutro Biopharma, Inc. is a clinical stage drug discovery, development and manufacturing company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38662. Sutro Biopharma, Inc. has been listed on The Nasdaq Stock Market LLC since the completion of its initial public offering on September 27, 2018. The graph below shows the daily historical prices of Sutro Biopharma, Inc. from the completion of its public offering on September 27, 2018 through November 11, 2022.

Historical Performance of Sutro Biopharma, Inc.

30
25
20
15
10
5
0
Closing Level
Sep-2018
Sep-2019
Sep-2020
Sep-2021
Sep-2022

According to publicly available information, SVB Financial Group is a financial services and bank holding company and financial holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-39154.

Historical Performance of SVB Financial Group

Closing Level
800
700
600
500
400
300
200
100
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, T Rowe Price Group, Inc. is a financial services holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-32191.

Historical Performance of T Rowe Price Group, Inc.

250
200
150
100
50
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Tejon Ranch Co. is a  real estate development and agribusiness company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-07183.

Historical Performance of Tejon Ranch Co.

Closing Level
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Terreno Realty Corporation acquires, owns and operates industrial real estate. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34603.

Historical Performance of Terreno Realty Corporation

Closing Level
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Texas Capital Bancshares, Inc. is a financial services firm. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34657.

Historical Performance of Texas Capital Bancshares, Inc.

Closing Level
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, The Cheesecake Factory Incorporated is a dining and hospitality company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-20574.

Historical Performance of The Cheesecake Factory Incorporated

Closing Level
70
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, The Ensign Group, Inc. is a nursing and senior living services holding company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33757.

Historical Performance of The Ensign Group, Inc.

Closing Level
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Tilly's, Inc. is a destination specialty retailer of casual apparel, footwear, accessories, and hardgoods. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-35535.

Historical Performance of Tilly's, Inc.

20
17.5
15
12.5
10
7.5
5
2.5
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Timberland Bancorp, Inc. is a community-oriented bank which has traditionally offered a variety of savings products to its retail customers while concentrating its lending activities on real estate mortgage loans. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-23333.

Historical Performance of Timberland Bancorp, Inc.

Closing Level
40
35
30
25
20
15
10
5
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Tractor Supply Company is a rural lifestyle retailer. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 000-23314.

Historical Performance of Tractor Supply Company

Closing Level
250
200
150
100
50
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Trex Company, Inc. is a manufacturer of composite decking and railing products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-14649.

Historical Performance of Trex Company, Inc.

Closing Level
150
125
100
75
50
25
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Trinity Industries, Inc. owns businesses that provide railcar products and services in North America. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-06903.

Historical Performance of Trinity Industries, Inc.

40
35
30
25
20
15
10
5
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Turning Point Brands, Inc. is a  manufacturer, marketer and distributor of branded consumer products. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37763.

Historical Performance of Turning Point Brands, Inc.

Closing Level
60
50
40
30
20
10
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, UFP Technologies, Inc. is a designer and custom manufacturer of components, subassemblies, products and packaging. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-12648.

Historical Performance of UFP Technologies, Inc.

Closing Level
120
100
80
60
40
20
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Ulta Beauty, Inc. is a beauty retailer. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-33764.

Historical Performance of Ulta Beauty, Inc.

500
400
300
200
100
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Universal Health Services, Inc. owns and operates hospitals and other healthcare facilities. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-10765.

Historical Performance of Universal Health Services, Inc.

Closing Level
175
150
125
100
75
50
25
0
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

According to publicly available information, Voyager Therapeutics, Inc. is a gene therapy company. Information filed with the SEC by the basket stock issuer under the Exchange Act can be located by referencing its SEC file number 001-37625.

Historical Performance of Voyager Therapeutics, Inc.

35
30
25
20
15
10
5
0
Closing Level
Jan-2017
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022

Hypothetical Historical Closing Levels of the Basket

Because the basket is a newly created basket and its level will begin to be calculated only on the trade date, there is no actual historical information about the closing levels of the basket as of the date of this prospectus supplement.  Therefore, the hypothetical closing levels of the basket provided in the graph below were calculated from publicly available historical basket stock prices of each basket stock.

The following graph is based on the hypothetical basket closing level for the period from September 27, 2018 through November 11, 2022, assuming that the hypothetical basket closing level was 100 on September 27, 2018. We derived the hypothetical basket closing levels based on the method to calculate the basket closing level as described in this prospectus supplement and on actual closing prices of the relevant basket stocks on the relevant date. The hypothetical basket closing level has been normalized such that its hypothetical level on September 27, 2018 was 100. As noted in this prospectus supplement, the initial basket level will be set at 100 on the trade date. The basket closing level can increase or decrease due to changes in the levels of the basket stocks. The hypothetical closing levels of the basket begin at September 27, 2018 because one of the basket stocks, Sutro Biopharma, Inc., has available historical data only from September 27, 2018.

Hypothetical Historical Performance of the Basket

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a bank;
•	a life insurance company;
•	a tax exempt organization;
•	a partnership;
•	a regulated investment company;
•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
•	a person that owns a note as a hedge or that is hedged against interest rate risks;
•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as pre-paid derivative contracts in respect of the basket stocks. Except as otherwise stated below, the discussion herein assumes that the notes will be so treated.

Upon the sale, exchange or maturity of your notes, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss.  If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

We will not attempt to ascertain whether any of the basket stock issuers would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any of the basket stock issuers were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC and other authorities by the basket stock issuers and consult your tax advisor regarding the possible consequences to you, if any, if any of the basket stock issuers is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of the notes and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;
•	a foreign corporation; or
•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your notes at maturity and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

We will not attempt to ascertain whether any of the basket stock issuers would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any of the basket stock issuers were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC and other authorities by the basket stock issuers and consult your tax advisor regarding the possible consequences to you, if any, if any of the basket stock issuers is or becomes a USRPHC.

Section 871(m) of the Internal Revenue Code requires withholding in respect of “dividend equivalents” paid or deemed paid to non-U.S. persons with respect to certain financial instruments. It is anticipated that the notes will be subject to Section 871(m). Accordingly, non-United States holders will be subject to a 30% withholding tax (which may be reduced under an applicable treaty) on payments made by us to the extent of any dividends paid during the term of the notes that are attributable to the shares of U.S. equities included in the basket. We will not be required to pay any additional amounts in respect of any withholding taxes. You should consult your tax adviser about the application of Section 871(m) in your circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Employee Retirement Income Security Act

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions include:  transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a nonexempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a government plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

Supplemental Plan of Distribution

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this prospectus supplement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.  For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

We have been advised that GS&Co. will also pay a fee in connection with the distribution of the notes to SIMON Markets LLC, a broker-dealer affiliated with GS Finance Corp.

We will deliver the notes against payment therefor in New York, New York on November 18, 2022. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. For the purposes of this provision:

(a)the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97 where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129; and
(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA;

(iii)	or not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, along with the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

VALIDITY OF THE NOTES AND GUARANTEE

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this prospectus supplement have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 23, 2021, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on February 23, 2021.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus supplement or the accompanying prospectus.  We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.  This prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

Prospectus Supplement dated March 22, 2021
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-11
United States Taxation	S-14
Employee Retirement Income Security Act	S-15
Supplemental Plan of Distribution	S-16
Validity of the Notes and Guarantees	S-18

Prospectus dated March 22, 2021
Available Information	2
Prospectus Summary	4
Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements	8
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	70
Description of Units We May Offer	88
GS Finance Corp.	93
Legal Ownership and Book-Entry Issuance	95
Considerations Relating to Indexed Securities	104
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	105
United States Taxation	108
Plan of Distribution	126
Conflicts of Interest	129
Employee Retirement Income Security Act	130
Validity of the Securities and Guarantees	131
Independent Registered Public Accounting Firm	132
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	132

$2,075,000 GS Finance Corp. Basket-Linked Notes due 2023 guaranteed by The Goldman Sachs Group, Inc. ____________ ____________ Goldman Sachs & Co. LLC